UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2015

GREAT SOUTHERN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File Number	I.R.S. Employer Identification No.)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 887-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 21, 2015, the Boards of Directors of Great Southern Bancorp, Inc. (the "Company") and Great Southern Bank, a wholly owned subsidiary of the Company (the "Bank"), appointed Douglas M. Pitt as a director of the Company and the Bank, respectively.  Mr. Pitt also was appointed as a member of the Audit, Compensation and Nominating Committees of the Company's Board.
Mr. Pitt will generally be entitled to the same compensation arrangement as is provided to the other non-employee directors of the Company and the Bank.  A description of this arrangement is contained under the heading "Directors' Compensation" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2014 and is incorporated herein by reference.  On January 21, 2015, in connection with his appointment as a director, Mr. Pitt was granted under the Company's 2013 Equity Incentive Plan a ten-year option to purchase 5,000 shares of the Company's common stock at an exercise price of $36.19 per share.  The option is scheduled to vest in 25% increments on January 21, 2017, 2018, 2019 and 2020.
A copy of a press release issued by the Company on January 21, 2015 announcing Mr. Pitt's appointment as a director is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits

99.1 Press release dated January 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date: January 21, 2015	By: /s/ Joseph W. Turner
Joseph W. Turner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 21, 2015